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                                   FORM 8-A/A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           CHARTER ONE FINANCIAL, INC.
             (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                                             34-1567092
(State of incorporation or organization)                       (I.R.S Employer
                                                             Identification No.)


      1215 SUPERIOR AVENUE
         CLEVELAND, OHIO                                             44114
(Address of principal executive offices)                           (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
(If applicable)


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:


                                                  NAME OF EACH EXCHANGE ON WHICH
TITLE OF EACH CLASS TO BE SO REGISTERED           EACH CLASS IS TO BE REGISTERED
---------------------------------------           ------------------------------
                None                                            None

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
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                         PREFERRED STOCK PURCHASE RIGHTS
                              (Title of Each Class)


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


                  The undersigned registrant hereby amends its registration statement on Form 8-A/A filed with the Securities and Exchange Commission on October 28, 1999:

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  Item 1 to the Amendment to the Registration Statement on Form 8-A/A filed with the Securities and Exchange Commission on October 28, 1999, by the undersigned registrant is hereby amended by adding to the last paragraph of such Item the following:

Amendment
---------

                  On May 4, 2004, Charter One Financial, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger by and among the Company, Citizens Financial Group, Inc., a Delaware corporation ("Citizens"), Cardinal Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Citizens ("Merger Sub"), and, solely with respect to Article 11 of the Agreement, The Royal Bank of Scotland Group plc, a public limited liability company incorporated under the laws of Scotland and an indirect parent of Citizens (the "Merger Agreement"). The Merger Agreement provides for the merger of Merger Sub with and into the Company (the "Merger").

                  In connection with the Merger, the Company and EquiServe Trust Company, N.A. have entered into an amendment, dated as of May 4, 2004 (the "Rights Agreement Amendment"), to its Amended and Restated Stockholder Protection Rights Agreement, dated as of October 20, 1999, between the Company and EquiServe Trust Company, N.A. (formerly BankBoston, N.A.) as rights agent. The Rights Agreement Amendment is attached as Exhibit 4.2 hereto.

ITEM 2.  EXHIBITS.

4.1 Amended and Restated Stockholder Protection Rights Agreement, dated as of October 20, 1999, by and between Charter One Financial, Inc. and EquiServe Trust Company, N.A. (formerly BankBoston, N.A.) and forms of Certificate of Designation, Rights Certificate and Election to Exercise included as exhibits to the Rights Agreement (incorporated by reference to Exhibit 2 to the Form 8-A/A filed by Charter One Financial, Inc. on October 28, 1999, Commission File No. 000-16311).

4.2 Amendment to the Amended and Restated Stockholder Protection Rights Agreement, dated as of May 4, 2004, by and between Charter One Financial, Inc. and EquiServe Trust Company, N.A.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           CHARTER ONE FINANCIAL, INC.




Dated:  May 10, 2004                       By: /s/ Robert J. Vana
                                              ----------------------------------
                                              Name:  Robert J. Vana
                                              Title: Senior Vice President,
                                                     Chief Corporate Counsel and
                                                     Corporate Secretary

                                  EXHIBIT INDEX

4.1 Amended and Restated Stockholder Protection Rights Agreement, dated as of October 20, 1999, by and between Charter One Financial, Inc. and EquiServe Trust Company, N.A. (formerly BankBoston, N.A.) and forms of Certificate of Designation, Rights Certificate and Election to Exercise included as exhibits to the Rights Agreement (incorporated by reference to Exhibit 2 to the Form 8-A/A filed by Charter One Financial, Inc. on October 28, 1999, Commission File No. 000-16311).

4.2 Amendment to the Amended and Restated Stockholder Protection Rights Agreement, dated as of May 4, 2004, by and between Charter One Financial, Inc. and EquiServe Trust Company, N.A.